UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 2, 2015

RINGCENTRAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36089	94-3322844
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Address of principal executive offices: 1400 Fashion Island Boulevard, Suite 700, San Mateo, CA 94404

Registrant’s telephone number, including area code: (650) 472-4100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)	Resignation of Director

On April 2, 2015, David Weiden delivered notice to RingCentral, Inc. (the “Company”) of his resignation as a member of the Company’s Board of Directors (the “Board”), effective on April 2, 2015. Mr. Weiden has also resigned from his position as a member of the Company’s Nominating and Corporate Governance Committee. Mr. Weiden’s resignation did not involve any disagreement on any matter related to the Company’s operations, policies or practices.

(d)	Appointment of New Director

On April 2, 2015, the Board appointed Michael Kourey as a director of the Company, effective as of such time. Mr. Kourey also was appointed to serve on the Audit Committee and the Nominating and Corporate Governance Committee of the Board. The Board has affirmatively determined that Mr. Kourey is an independent director pursuant to the rules and regulations promulgated by the New York Stock Exchange and those issued under the Securities Exchange Act of 1934, as amended. Mr. Kourey was elected to fill a vacancy on the Board and will serve as a Class III director with a term of office expiring at the Company’s 2016 Annual Meeting of Stockholders. Mr. Kourey serves on the boards of directors of various public and private companies. Until March 2015, Mr. Kourey served as a Partner at Khosla Ventures, a venture capital firm. Prior to Khosla, Mr. Kourey was the Chief Financial Officer at Polycom, Inc. from 1995 to 2012 and a board member at Polycom from 1999 to 2011.

At the Board meeting held on April 2, 2015, the Board approved amendments to the Company’s non-employee director compensation policy to provide for (i) an annual cash retainer for Board service of $35,000, committee membership annual cash retainers ranging from $5,000 to $10,000, committee chairperson annual cash retainers ranging $7,000 to $20,000, and an additional cash retainer of $10,000 for the Lead Director and (ii) an annual equity award of restricted stock units on the first trading day on or after June 1 of each year with a grant date value of $200,000 and an initial equity award of restricted stock units for each new non-employee director with a grant date value of $200,000 pro-rated for the number of months between the date the new non-employee director joins the Board and the first trading day on or after June 1 following that date, with each award vesting in full one year from the date of grant, subject to the non-employee director’s continued service. Mr. Kourey will participate in the standard compensation arrangement for non-employee directors discussed herein, including receiving a pro-rata portion of the director’s annual cash retainer, and initial and annual equity awards.

A copy of the news release issued by the Company on April 6, 2015 announcing Mr. Kourey’s appointment to the Board and Mr. Weiden’s resignation from the Board is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits. The following exhibit is filed with this report:

99.1	News release of RingCentral, Inc. dated April 6, 2015, announcing the appointment of a new director and the resignation of a director.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RINGCENTRAL, INC.

April 6, 2015	By:	/s/ Clyde Hosein
		Name:	Clyde Hosein
		Title:	Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	News release of RingCentral, Inc. dated April 6, 2015, announcing the appointment of a new director and the resignation of a director.